UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 23, 2007
Triple Crown Media, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51636	20-3012824

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

546 East Main Street, Lexington, Kentucky	40508

(Address of principal executive offices)	(Zip Code)
(Registrant’s telephone number, including area code)      (859) 226-4678
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 21, 2007, Triple Crown Media, Inc. (“Company”) entered into three-year employment agreements (each, an “Employment Agreement”, and collectively, the “Employment Agreements”) with Thomas J. Stultz, President and Chief Executive Officer, and Mark G. Meikle, Executive Vice President and Chief Financial Officer (each, an “Executive”). Each of the Employment Agreements provides that it shall be extended automatically for an additional one year period, unless sooner terminated by either party. The intent is that on each anniversary of the commencement date, the employment term automatically extends to a full three year period.
Mr. Stultz has been President and Chief Executive Officer since December 2005. Mr. Stultz had been President and Chief Operating Officer of Host Communications, Inc. since August 2004. He served as President of Gray Publishing, LLC from 1996 through December 2004, managing the daily newspapers owned by Gray Television, Inc. As President and Chief Executive Officer, Mr. Stultz’s base salary will be $577,500, and he will continue to participate in the compensation plans available to executive officers as described in the Company’s proxy statement for its 2006 Annual Meeting of Stockholders dated November 9, 2006, and as set forth as exhibits to various periodic filings by the Company. In addition, Mr. Stultz will receive an unrestricted grant of the Company’s Common Stock valued at $637,500, or 40,369 shares, net of applicable taxes, based on the February 21, 2007 share price of $8.69 per share. Further, Mr. Stultz will receive a grant of 120,000 restricted shares of the Company’s common stock vesting 30,000 shares on each of February 21, 2008, 2009, 2010 and 2011. Mr. Stultz will receive a further grant of 55,000 restricted shares of the Company’s common stock on July 1, 2007 vesting on February 21, 2012. Mr. Stultz is eligible to receive a bonus of up to 50% of his base salary contingent upon achieving certain performance targets, payable in cash, stock or a combination of cash and stock at the discretion of the Company’s Nominating, Corporate Governance, Compensation and Stock Option Committee.
Mr. Meikle has been Executive Vice President and Chief Financial Officer of the Company since April 2006. Mr. Meikle’s base salary will be $236,000, and he will continue to participate in the compensation plans available to executive officers as described in the Company’s proxy statement for its 2006 Annual Meeting of Stockholders dated November 9, 2006, and as set forth as exhibits to various periodic filings by the Company. In addition, Mr. Meikle is eligible to receive a bonus of up to $50,000 contingent upon achieving certain performance targets, payable in cash, stock or a combination of cash and stock at the discretion of the Company’s Nominating, Corporate Governance, Compensation and Stock Option Committee.
Each of the Employment Agreements provides that the following payments shall be made upon the Executive’s termination of employment for any reason: (a) any earned but unpaid salary through the date of termination; (b) any earned bonus, for which the performance measurement period has ended, but which is unpaid as of the date of termination; (c) any accrued but unpaid vacation; and (d) any unreimbursed business expenses incurred by the Executive.
Each of the Employment Agreements provides that the Company shall have the right to terminate the Executive’s employment during the employment term on account of the Executive’s Disability (as defined in the Employment Agreements) and the Executive’s employment shall terminate automatically upon the Executive’s death. If the Executive’s employment with the Company terminates on account of Disability or death, the Executive or the Executive’s estate, as applicable shall receive, in addition to the payments set forth above, a pro rata bonus payment for the fiscal year in which the Executive’s Disability or death occurs equal to the amount of the Executive’s bonus earned for the prior fiscal year multiplied by a fraction, the numerator of which is the number of days during the current fiscal year that transpired before the date of termination and the denominator of which is three hundred sixty-five.
Each of the Employment Agreements provides that the Company shall have the right to terminate the Executive’s employment at any time for Cause (as defined in the Employment Agreements) upon written notice to the Executive. In the event of a termination of the Executive’s employment by the Company for Cause, the Executive shall be entitled to receive only the payments set forth above.
Each of the Employment Agreements provides that the Company shall have the right to terminate the Executive’s employment at any time, for any reason or no reason, with or without Cause, effective upon the date designated by the Company upon written notice to the Executive. The Executive shall have the right to terminate his employment, with Good Reason (as defined in the Employment Agreements), at any time, by giving the Company written notice of the termination. A termination of employment by the Executive for Good Reason shall be effective ten business days following the date when such notice is given, unless, if applicable, the event constituting Good Reason is remedied by the Company prior to that date.

If the Company terminates the Executive’s employment for any reason other than Cause or the Executive terminates his employment for Good Reason, then, in addition to the payments set forth above, the Company shall pay the following amounts: (a) the Executive’s salary, in effect as of the date of termination, for the remaining period of the then current employment term (disregarding any renewal term that would commence following the date of termination); (b) a pro rata bonus payment for the fiscal year during which the termination of employment occurs equal to the amount of the Executive’s bonus earned for the prior fiscal year multiplied by a fraction, the numerator of which is the number of days during the current fiscal year that transpired before the date of termination and the denominator of which is three hundred sixty-five; (c) coverage for the Executive and his eligible dependents under the Company’s medical and dental plans for the remaining period of the then current employment term (disregarding any renewal term that would commence following the date of termination), at the same cost to the Executive as in effect on the date of termination; (d) in the case of Mr. Stultz, the restrictions on his restricted stock shall lapse as of the date of termination; and (e) any outstanding equity award made under an equity incentive plan maintained by the Company, shall become 100% vested as of the date of termination, and shall be exercisable following the Executive’s termination of employment for such period of time, as specified in the applicable award agreement.
Each of the Employment Agreements provides that the Executive shall have the right to terminate his employment, without Good Reason, at any time, upon sixty days’ written notice to the Company. If the Executive voluntarily terminates his employment with the Company without Good Reason, the Executive shall be entitled to receive only those payments set forth above.
All amounts payable upon the termination of an Executive’s employment are conditioned upon the Executive honoring the restrictive covenants set forth in his respective Employment Agreement and the execution of a general release of all claims arising from the Executive’s employment with the Company.
The Employment Agreements provide that, subject to certain limited exceptions, both during the employment term and thereafter, the Executive shall not, without the prior written consent of the Company, for any reason either directly or indirectly divulge to any third party or use for his own benefit, or for any purpose other than the exclusive benefit of the Company, any confidential, proprietary, business and technical information or trade secrets of the Company or of any parent or subsidiary of the Company (”Proprietary Information”) revealed, obtained or developed in the course of his employment with the Company. All right, title and interest in and to Proprietary Information shall be and remain the sole and exclusive property of the Company.
Both during the employment term and thereafter, the Executive and the Company have each agreed not to make any comment or take any action which disparages, defames, or places in a negative light the other party.
Each of the Employment Agreements provides that the Executive shall not, during the employment term and for a period of two years thereafter, and in any geographic area or market in which the Company or any parent or subsidiary of the Company is conducting its business, do any of the following, directly or indirectly, without the prior written consent of the Company: (i) engage or participate, directly or indirectly, in any business activity competitive with the business of the Company as conducted during the employment term; (ii) become interested in any person, firm, corporation, association or other entity (or portion thereof) engaged in any business that is competitive with the business of the Company or the business of any parent or subsidiary of the Company as conducted during the employment term; provided, however, the Executive may hold not more than one percent of the outstanding securities of any class of any publicly-traded securities of a company that is engaged in activities that are competitive with the business of the Company; (iii) influence or attempt to influence any then current or prospective supplier, customer, corporate partner, collaborator, or independent contractor of the Company to terminate or modify any written or oral agreement or course of dealing with the Company; or (iv) influence or attempt to influence any person either (A) to terminate or modify an employment, consulting, agency, distributorship or other arrangement with the Company, or (B) to employ or retain, or arrange to have any other person or entity employ or retain, any person who has been employed or retained by the Company as an employee, consultant, agent or distributor of the Company at any time during the one year period immediately preceding the termination of the Executive’s employment.
The foregoing description of the Employment Agreements does not purport to be complete and is qualified in their entirety by reference to the Employment Agreements, copies of which will be filed as exhibits to the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Triple Crown Media, Inc.
Date: February 23, 2007
	By:	/s/ Mark G. Meikle

Name: Mark G. Meikle Title: Executive Vice President and Chief Financial Officer